EXHIBIT 10.3

              Reinstatement Agreement, Assignment Agreement and
              Second Amendment to Agreement of Purchase and Sale


     This Reinstatement Agreement, Assignment Agreement and Second Amendment Agreement of Purchase and Sale (this "Second Amendment") is hereby entered into by and between SKW Real Estate Limited Partnership, a Delaware limited liability partnership ("Seller"), Zoom Telephonics, Inc., a Delaware corporation ("Assignor"), and Zoom Group LLC, a Massachusetts limited liability company ("Buyer").
                                    Recitals

     Seller and Assignor entered into that certain Agreement of Purchase and Sale having an effective date of January 11, 2001 ("Effective Date") with respect to the land with improvements thereon known and numbered as Building 114, Section A, 27-29 Drydock Avenue, South Boston, Massachusetts, as amended by a Reinstatement Agreement and First Amendment to Agreement of Purchase and Sale dated as of February 28, 2001 between Seller and Assignor, and as further amended by various correspondence extending the Closing Date (the "Agreement");

     Assignor sent notice to Seller,  by letter dated March 28, 2001 from Edward
S. Hershfield, Esq. of Brown, Rudnick, Freed & Gesmer, purporting to terminate the Agreement (the "Termination Notice"), the validity of which Termination Notice has been objected to and disputed by Seller;

     Seller and Buyer have agreed to reinstate the Agreement pursuant to the terms and provisions of this Second Amendment; and

     Assignor is this day selling and Buyer is this day purchasing Assignor's interest in the Agreement.

                                    Agreement

     NOW, THEREFORE, in consideration of the Property and the mutual covenants and agreements contained herein and in the Agreement, and for other good and valuable consideration (including reimbursement by Buyer to Assignor of an amount equal to the Initial Earnest Money and the Additional Earnest Money, pursuant to a separate agreement by Assignor and Buyer), the receipt and sufficiency of which are hereby mutually acknowledged, Seller, Assignor and Buyer hereby agree as follows:

     1. Reinstatement. Assignor hereby rescinds the Termination Notice and the termination of the Agreement pursuant thereto. Seller and Assignor hereby acknowledge and agree that, subject to the provisions of Paragraph 3(c) hereof, the Agreement, as hereby amended, is reinstated and shall remain in full force and effect as if Assignor had not terminated the Agreement pursuant to the Termination Notice.

     2. Assignment. Notwithstanding the provisions of Section 12.1 of the Agreement, Assignor hereby assigns to Buyer without recourse, representation or warranty, express or implied, all of its rights and obligations under the Agreement (including the Earnest Money and Interest Deposit), and Buyer hereby agrees to assume all of the rights and obligations of Assignor from and after the Effective Date under the Agreement. Seller and Buyer hereby agree and acknowledge, notwithstanding the provisions of Section 12.1 of the Agreement, that Assignor shall have no liability for the performance of the purchaser's obligations under the Agreement, and is expressly relieved of any responsibility thereunder (except for Assignor's responsibility pursuant to the provisions of Paragraph 3(c) below), all such obligations now being the responsibility of Buyer.

     3. Earnest Money. Seller hereby acknowledges that Assignor has deposited Earnest Money with the Escrow Agent in the amount of $488,500.00, representing the sum of the Initial Earnest Money ($250,000.00), the Additional Earnest Money ($250,000.00) and the Interest Deposit ($13,500.00), less the Non-Refundable Amount ($25,000.00). Seller and Buyer acknowledge and agree that the Escrow Agent shall hold and disburse the Initial Earnest Money, Additional Earnest Money and Interest Deposit, including any accrued interest thereon (collectively, the "Escrowed Funds"), in accordance with the terms and provisions of the Agreement, as amended by this Second Amendment, as if the Agreement had not been terminated by Buyer pursuant to the Termination Notice. Notwithstanding the foregoing, the provisions of this Second Amendment shall only take effect after Seller's receipt of written notice (the "Board Approval Notice") from a duly authorized officer of Assignor on or before the Board Approval Contingency Expiration Date (as defined hereinafter), which provides for approval of this Second Amendment by the independent directors of the Assignor's Board ("Assignor's Board Approval"). Seller shall promptly procure an accounting from Escrow Agent showing the current balance of the escrow account, and deliver the accounting to Buyer and Seller. Notwithstanding anything to the contrary contained in the Agreement or herein and following Assignor's Board
Approval:

          (a) the  Interest  Deposit  shall be deemed to be part of the  Earnest
     Money, and shall be applied or distributed by the Escrow Agent in accordance with Section 3.4 of the Agreement;

          (b) if Buyer elects to terminate the Agreement pursuant to either of the contingencies provided for in Paragraphs 6 or 9 of this Second Amendment prior to the Financing Contingency Expiration Date (as defined hereinafter) or EDIC Approval Contingency Expiration Date (as defined hereinafter), respectively, Escrow Agent shall pay the Escrowed Funds (less the Additional Non-Refundable Amount, which should previously have been paid to Seller within five (5) Business Days following Seller's receipt of Assignor's Board Approval) to Buyer five (5) Business Days following receipt by Escrow Agent of written notice from Buyer of Buyer's election to terminate the Agreement (unless the Seller notifies Escrow Agent that it disputes the right of the Buyer to exercise such termination right and to receive the Escrowed Funds (less the Additional Non-Refundable Amount), in which event Escrow Agent may interplead the Escrowed Funds in accordance with the terms and provisions of the Agreement); and

          (c) if Buyer elects to terminate the Agreement pursuant to the contingency provided for in Paragraph 10 of this Second Amendment prior to the Board Approval Contingency Expiration Date (as defined hereinafter), then (i) this Second Amendment shall be deemed null and void ab initio and of no force and effect, and (ii) the Seller and Assignor shall retain the same respective rights to the Escrowed Funds (less the Additional Non-Refundable Amount, which is the sole and exclusive property of Seller), in accordance with the terms and provisions of the Agreement, as if the Agreement had not been reinstated by this Second Amendment. The rights of Seller and Assignor hereunder in the Escrowed Funds are specifically reserved and shall survive any termination of the Agreement pursuant to Paragraph 10 of this Second Amendment for Buyer's failure to obtain Assignor's Board Approval.

     4. Payments to Seller. Seller acknowledges that Assignor has previously delivered directly (and payable) to Seller $25,000.00, representing the Non-Refundable Amount, which Non-Refundable Amount is the sole and exclusive property of Seller. If Buyer has not terminated this Second Amendment pursuant to Paragraph 10 hereof by the Board Approval Contingency Expiration Date (as defined hereinafter), and Buyer has provided Seller with the Board Approval Notice, then Escrow Agent shall, within five (5) Business Days thereafter, pay to Seller $25,000.00 of the Earnest Money (the "Additional Non-Refundable Amount"), thereby reducing the amount held by Escrow Agent to $463,500.00, plus any accrued interest. Except in the case of (a) Seller's failure to complete Closing directly resulting from a breach by Seller of its obligations to deliver the transfer documents provided for in Section 7.2.2, or (b) a termination of the Agreement by Seller pursuant to Sections 4.12, 6.2.1 or 6.3, the Additional Non-Refundable Amount shall be entirely non-refundable and shall be the property of Seller whether or not the Closing occurs. Notwithstanding the foregoing, if Buyer closes in accordance with the terms and conditions of the Agreement and this Second Amendment, then the Additional Non-Refundable Amount shall be applied to the Purchase Price.

     5. Acknowledgment of Expiration of Inspection and Title and Survey Review Periods. Buyer acknowledges and agrees that the Inspection Period and the Title and Survey Review Period have expired and that Buyer has no right to terminate the Agreement except as otherwise provided by this Second Amendment. The Buyer further acknowledges that it has received or had access to all Property Documents and conducted all inspections and tests of the Property that it considers important and that it is satisfied in all respects with the Property as of the date of this Second Amendment, and hereby waives all rights with regard to the Inspection Period and the Title and Survey Review Period. Notwithstanding any other provision of the Agreement or this Second Amendment, Seller agrees and acknowledges (a) that Seller shall cause to be released at or prior to the Closing (as defined in the Agreement) the items set forth on Exhibit A attached hereto and incorporated herein by reference, or that provision for prompt recording of such discharge or release in accordance with prevailing conveyance practices is made at the time of Closing, (b) that at the Closing, Seller shall (i) execute and deliver a mechanics' lien and parties-in-possession affidavit in the standard form required by Chicago Title Insurance Company, and (ii) deliver good and marketable title, (c) that attached hereto as Exhibit C is a complete schedule of the Property Documents, which
Schedule identifies (to the best of Seller's knowledge) any Property Documents that have been modified since the Effective Date, and (d) that attached hereto as Exhibits D1-6 are updated copies (if applicable) of the following documents
(i) Rent Roll for the Property (Exhibit D1), (ii) Operating Statements for Seller (Exhibit D2), (iii) copy of ad valorem tax statements relating to the Property for the current tax period (Exhibit D3), (iv) Service Contracts
(Exhibit D4), (v) Commission Agreements (Exhibit D5), and (vi) License Agreements, as set forth on Exhibit A-1.2 of the Agreement (Exhibit D6).



     6. Expiration of Financing Contingency Period.

          (a) The Financing  Contingency Period referenced in Section 1.1.15 and
     Section 4.5.1 of the Agreement shall commence on March 29, 2002 (the "Financing Contingency Commencement Date") and shall expire on June 27, 2002 (the "Financing Contingency Expiration Date").

          (b) Buyer shall have until May 13, 2002 to deliver to Seller reasonable evidence (the "Loan Offer Evidence") that Buyer has obtained a loan offer from a conduit lender on the Prevailing Terms (as defined hereinafter). If Buyer has not delivered the Loan Offer Evidence to Seller by the Loan Offer Expiration Date, then Seller, at Seller's option, shall have the right to terminate the Agreement, as hereby amended and reinstated, by delivering written notice to Buyer to that effect within three (3) business days after the Loan Offer Expiration Date.

          (c) Buyer shall have until June 12, 2002 (the "Term Sheet Expiration Date") to deliver to Seller reasonable evidence (the "Term Sheet Evidence") that Buyer's lender has delivered a loan term sheet in accordance with the Prevailing Terms (as defined hereinafter). If Buyer has not delivered the Term Sheet Evidence to Seller by the Term Sheet Expiration Date, then Seller, at Seller's option, shall have the right to terminate the Agreement, as hereby amended and reinstated, by delivering written notice to Buyer to that effect within three (3) business days after the Term Sheet Expiration Date.

          (d) Buyer shall have until the Financing Contingency Expiration Date to deliver to Seller reasonable evidence (the "Loan Agreement Evidence") that Buyer and its lender have reached agreement upon the loan terms, which shall be in accordance with the Prevailing Terms (as defined hereinafter). If Buyer has not delivered the Loan Agreement Evidence to Seller by the Financing Contingency Expiration Date, then Buyer's Financing Contingency shall expire, and Buyer shall have no further right to terminate the Agreement or this Second Amendment for failure to obtain financing, unless extended by mutual written agreement of the parties.

     Notwithstanding anything to the contrary contained in Section 4.5.1 of the Agreement, (a) "Buyer's Financing Undertakings" shall be defined to mean the Buyer's timely delivery to Seller of (i) the Broker's Agreement (as defined hereinafter), (ii) the Loan Offer Evidence, (iii) the Term Sheet Evidence, and
(iv) the Loan Agreement Evidence, and (b) the "Prevailing Terms" shall be defined to mean financing for a portion of the Purchase Price on terms and conditions consistent with the following terms: (i) total principal amount of
(A) not less  than  $4,000,000.00,  or (B) not less than  $3,800,000.00,  in the event that the Closing Credit (as defined hereinafter) is triggered, (ii) a market interest rate which financing shall not exceed 8.25% fixed for the term,
(iii) loan term of not less than ten (10) years, (iv) not less than a twenty-five year amortization, and (v) payments on principal and interest under the loan are non-recourse to Buyer, except for Standard Carveouts (as defined hereinafter), and secured solely by the Property. For example only, Buyer shall be obligated to accept a non-recourse loan in the amount of $4,000,000.00 or $3,800,000.00 (in the event that the Closing Credit (as defined hereinafter) is triggered), at an interest rate of 8.25%, for a term of ten years and an amortization of 25 years. Buyer shall not be permitted to terminate the Agreement (or Second Amendment) pursuant to Buyer's financing contingency without forfeiting the Escrowed Funds if (i) Buyer receives a commitment for loan financing in accordance with the Prevailing Terms; or (ii) if Buyer does not satisfactorily complete Buyer's Financing Undertakings; or (iii) in the event Buyer does not secure financing in accordance with the Prevailing Terms, if Seller elects, at Seller's sole option, to provide Buyer (through Seller or Seller's affiliate) with financing on the terms set forth in Paragraph 7(a) below, then Buyer shall not be permitted to terminate the Agreement because of its inability to secure financing hereunder.

     Buyer hereby agrees to use good faith and diligent efforts to obtain its financing.

     7. Buyer's Termination Right/Seller Financing Option.

          (a) Notwithstanding anything to the contrary contained in the Agreement and after Assignor's Board Approval, Buyer may terminate the
     Agreement by giving written notice of termination to Seller and Escrow Agent (the "Financing Contingency Termination Notice") at any time on or before the Financing Contingency Expiration Date, if, and only if, both (i) Buyer has failed to obtain financing for a portion of the Purchase Price on the Prevailing Terms, and (ii) Buyer has satisfied all of the Buyer's Financing Undertakings. In the event of such election to terminate, all obligations of the parties hereunder shall cease, the Escrowed Funds (less the Additional Non-Refundable Amount) shall be returned to Buyer (subject to and in accordance with Paragraph 3 hereof), and the Agreement shall be null and void and of no further force and effect, unless Seller elects, at Seller's sole option, by providing written notice to Buyer within ten (10) Business Days of Seller's receipt of the Financing Contingency Termination Notice, to provide financing to Buyer at Closing (the "Seller Financing Election") in accordance with the following terms (the "Seller Financing Terms"): (i) total principal amount of (A) $4,000,000.00, or (B) $3,800,000.00, in the event that the Closing Credit (as defined hereinafter) is triggered, (ii) interest rate of 8.25% fixed for the term,
     (iii) loan term of ten (10) years, (iv) a twenty-five year amortization, and (v) payments on principal and interest under the loan are non-recourse to Buyer, except for Standard Carveouts (as defined hereinafter). In the event of such Seller Financing Election, the portion of the Purchase Price (as set forth in Section 1.1.3 of the Agreement) to be funded by the loan shall be due and payable by execution of a promissory note (the "Promissory Note") to Seller, in the form of Exhibit E attached hereto and otherwise in such form as reasonably acceptable to Buyer and Seller, which Promissory Note shall be consistent with the Seller Financing Terms and secured by a mortgage (the "Mortgage") in the form of Exhibit F hereto, Assignment of Leases and Rents and any other reasonable and customary loan documentation, to be executed by Buyer and otherwise in such form as reasonably acceptable to Buyer and Seller. The parties hereby agree to act in good faith in determining and executing any additional required loan documentation.

     Notwithstanding anything to the contrary contained herein, it is hereby understood that Buyer shall have the right to terminate the Agreement (pursuant to and in accordance with the provisions of Paragraphs 6 and 7 hereof) if Buyer is unable to obtain any single item of Buyer's Financing Undertakings (i.e. the Broker's Agreement, Loan Offer Evidence, Term Sheet Evidence, or the Loan Agreement Evidence).

          (b) The term "Standard Carveouts" shall mean the actual damage to lender caused by and only to the extent of one or more of the following: first payment default, fraud, physical waste to the Property caused by the intentional or grossly negligent act(s) or omission(s) of the borrower, material misrepresentation, misappropriation of property or security deposits or misappropriation of funds from condemnation, insurance and operations, any damages or loss relating to toxic or hazardous wastes, waste products or substances on or about any of the Property, unauthorized transfers of title to the property or majority ownership of the borrower, failure to pay taxes, assessments and/or other liens encumbering the Property, failure to obtain the lender's prior written consent to subordinate financing or voluntary liens on the Property or interests in the borrower, failure to permit on-site inspections, failure to maintain its single purpose status. The Standard Carveouts shall apply both with respect to the lender and the Landlord (EDIC or its successors and assigns) under the Ground Lease.

     8. Application for Financing. Buyer shall have until April 4, 2002 to execute a broker's agreement with Holliday Fenoglio Fowler, L.P. to secure financing (the "Broker's Agreement"), a copy of which shall be promptly delivered to Seller.

     9. EDIC Board Approval Contingency Period. A contingency shall be incorporated into the Agreement for Economic Development and Industrial Corporation ("EDIC") Board approval for certain proposed modifications to the 27 Drydock Master Lease, which proposed modifications would be implemented only if Buyer purchases the Property ("Lease Modifications"). The Lease Modifications shall be consistent with the terms set forth in that certain letter dated January 30, 2002 from the BRA/EDIC and signed by Anthony Marinello to Buyer (which is attached hereto as Exhibit B). Buyer shall promptly provide Seller with copies of all correspondence to and from EDIC with respect to the Lease Modifications and the approval process and weekly updates regarding the status of the EDIC approval process. In the event that the EDIC does not materially and substantially approve the Lease Modifications contained in Buyer's outline, Buyer shall have the right to terminate the Agreement, as hereby amended and reinstated, by delivering written notice to Seller to that effect on or before April 18, 2002 (the "EDIC Approval Contingency Expiration Date").

     10. Assignor Board Approval Contingency Period. A contingency shall be incorporated into the Agreement for Assignor's Board Approval. In the event that the Assignor's Board Approval has not been secured by 5 p.m. March 29, 2002 (the "Board Approval Contingency Expiration Date"), then (a) this Second Amendment shall be deemed null and void ab initio and of no force and effect, and (b) the Seller and Assignor shall retain the same respective rights under the Agreement including, without limitation, rights with respect to the Escrowed Funds (less the Non-Refundable Amount), in accordance with the terms and provisions of the Agreement, as if the Agreement had not been reinstated by this Second Amendment.

     11. Closing Date. Notwithstanding anything in the Agreement to the contrary, Seller and Buyer hereby agree that the Closing Date shall be the date that is the later of (a) ten (10) days after the Financing Contingency Expiration Date, time remaining of the essence, or (b) the date that is ten (10) days after Seller receives EDIC's consent to the assignment of Seller's interest in the Ground Lease, but in no event later than the date that is ninety (90) days after the Financing Contingency Expiration Date.

     12. Amendments.

          A. The Purchase Price as set forth in Section 1.1.3 of the Agreement is hereby amended to be $6,250,000.00.

          B. If Assignor's Board Approval has been secured prior to the Board Approval Contingency Expiration Date, and this Second Amendment has not been terminated, the Escrow Agent in Section 1.1.6 of the Agreement shall be amended to be:

             Chicago Title Insurance Company
             75 Federal Street - Suite 410
             Boston, MA 02110

             Attention: Sharon A. Sbordon
             Telephone:  617-210-0763
             Facsimile:  617-210-0777

          If Assignor's Board Approval is secured and Buyer elects, the parties hereto shall then arrange for First American Title Insurance Company to transfer the Escrowed Funds to Escrow Agent within five (5) Business Days after Assignor's Board Approval.

          C. The Notice Address for Buyer in Section 1.3 of the Agreement shall be amended to be:

          Buyer:                          Copy to:

          Zoom Group, LLC                 Mintz, Levin, Cohn, Ferris, Glovsky
          c/o Zoom Telephonics, Inc.      & Popeo, PC
          207 South Street                One Financial Center
          Boston, MA 02111                Boston, MA 02111

          Attention: Peter Kramer         Attention:  Stuart A. Offner, Esq.
                                                      Daniel E. Rottenberg, Esq.

          Mr. Jeff Wallace
          c/o Northstar Management
          205 Portland Street
          Boston, MA 02114

          Attention: Zoom Group, LLC

          Effective as of the Board Approval Contingency Expiration Date, Seller shall not be obligated to send notices to Assignor under the Agreement, as amended.




          D. The Notice Address for Seller in Section 1.3 of the Agreement shall be amended to be:

          Buyer:                                 Copy to:

          SKW Real Estate Limited Partnership    Nixon Peabody LLP
          c/o Archon Group, L.P                  101 Federal Street
          1275 K Street, N.W., Suite 900         Boston, MA 02110-1832
          Washington, D.C. 20005

          Attention:  Christopher Nelson         Attention:  Andrew I. Glincher,
                      Vice President             P.C.

          E. The definition of "Ground Lease" in Section 2.1.1 of the Agreement is hereby amended as follows: "that certain Long Term Lease for Building 114-Section A between Economic Development and Industrial Corporation of Boston as Landlord (the "EDIC") and Drydock Associates Limited Partnership, predecessor-in-interest to Seller, as Tenant dated as of October 1, 1987, a notice of which Long Term Lease entitled `Notice of Lease' acknowledged December 4, 1987 is recorded with Suffolk County Registry District of the Registry of Deeds in Book 14313, Page 128."

          F. Section 3.1.1 of the Agreement is hereby deleted;

          G. Section 6.1.3.2 of the Agreement is hereby deleted;

          H. Section 9.3 of the Agreement is hereby amended by deleting the second sentence thereof and restating it as follows: "Terms such as `to Seller's knowledge,' `to the best of Seller's knowledge,' `known to Seller' or like phrases shall mean the actual present and conscious awareness or knowledge of Christopher Nelson, asset manager of the Property ("Asset Manager's Employee") without any duty of inquiry or investigation; provided that so qualifying Seller's knowledge shall in no event give rise to any personal liability on the part of Asset Manager's Employee or any other officer or employee of Seller or its Asset Manager, on account of any breach of any representation or warranty made by Seller herein."

          I. Exhibits H and I to the Agreement are hereby deleted.

     13. Release.

          A. Effective as of the receipt of Assignor's Board Approval prior to the Board Approval Contingency Expiration Date, Seller hereby releases Assignor from any and all liabilities or claims arising under or related to the Agreement (including, but not limited to, any liabilities or claims with respect to the Escrowed Funds);

          B. Effective as of the receipt of Assignor's Board Approval prior to the Board Approval Contingency Expiration Date, Assignor hereby releases Seller from any and all liabilities or claims arising under or related to the Agreement (including, but not limited to, any liabilities or claims with respect to the Escrowed Funds);

     14. Miscellaneous.

          A. Capitalized terms and phrases used in this Second Amendment but not defined herein shall have the meanings ascribed to them in the Agreement.

          B. This Second Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

          C. Notwithstanding anything to the contrary in this Second Amendment, in the event that Seller is unable to provide evidence to Buyer's reasonable satisfaction (i) by the date that is thirty (30) days from the date of complete execution and delivery of this Second Amendment and Assignor's Board Approval, that the delinquency of Cambridge Environmental ("Tenant") with respect to its lease for certain premises at the Property has been resolved, and that Cambridge is current with all back rent owed to landlord under said lease, and (ii) at the Closing, that Tenant remains current under said lease, then Buyer shall receive a credit against the Purchase Price at the Closing in the amount $150,000.00 (the "Closing Credit").

          D. In all other respects, Seller and Buyer hereby reaffirm all of the covenants, agreements, terms, conditions and other provisions of the Agreement except as modified hereby, and the Agreement is hereby incorporated in full herein by this reference. This Second Amendment shall not be effective unless and until execution and delivery thereof by Seller, Buyer and Assignor and Assignor's Board Approval has been received by Seller. Except as may otherwise be provided herein, the provisions of this Second Amendment shall take effect as of the date written below.

          E. Notwithstanding anything to the contrary contained herein, in the event that the Second Amendment (fully-executed by Buyer and Seller) has not been delivered to both Buyer and Seller by 5 p.m. April 1, 2002, each of the deadline dates set forth in Paragraphs 6, 8 and 9 hereof shall be pushed back by one Business Day for each day of delinquency.

     IN  WITNESS  WHEREOF,   Seller,  Buyer  and  Assignor  have  executed  this
Reinstatement Agreement, Assignment Agreement and Second Amendment to Agreement of Purchase and Sale as a sealed instrument as of this 29th day of March, 2002.


                                     SELLER:

                                     SKW Real Estate Limited Partnership,
                                     a Delaware limited partnership

                                     By:  WSK Gen-Par, Inc.,
                                          a Delaware corporation,
                                          General Partner

                                                By:  /s/ Christopher Nelson
                                                   -----------------------------
                                                Name:  Christopher Nelson
                                                Title: Assistant Vice President
                                                Hereunto duly authorized

                                     ASSIGNOR:

                                     Zoom Telephonics, Inc.,
                                     a Delaware corporation

                                     By:    /s/ Peter Kramer
                                     --------------------------------
                                     Name:  Peter Kramer
                                     Title: Executive Vice President
                                     Hereunto duly authorized

                                     BUYER:

                                     Zoom Group LLC
                                     a Massachusetts limited liability company

                                     By:    /s/ Peter Kramer
                                        ---------------------------
                                     Name:  Peter Kramer
                                     Title:  Manager
                                     Hereunto duly authorized

                             JOINDER BY ESCROW AGENT
     (May be completed after Assignor Board Approval if Earnest Money is transferred)

     Escrow Agent has executed this Second Amendment in order to confirm that Escrow Agent has received and shall hold the Escrowed Funds required to be deposited under the Agreement as amended by this Second Amendment and the interest earned thereto, in escrow, and shall disburse the Escrowed Funds, and the interest earned thereon, pursuant to the provisions of the Agreement as amended by this Second Amendment.



Date executed by Escrow Agent:            By:
                                               --------------------------
                                          Name:
                                          Title: